Exhibit 5.2

January 26, 2016

Advanced Inhalation Therapies (AIT) Ltd.

2 Derech Meir Weisgal

Rehovot, 7632605 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (the “Registration Statement”) being filed by Advanced Inhalation Therapies (AIT) Ltd., an Israeli corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering an underwritten public offering of 675,000 of the Company’s units (each a “Unit” and collectively, the “Units”), each consisting of two of the Company’s ordinary shares (the “Ordinary Shares”) and three warrants (the “Warrants”) each to purchase one Ordinary Share, warrants (the “Representative’s Warrants”) to purchase up to an aggregate of 67,500 Ordinary Shares and the Ordinary Shares issuable upon exercise of the Representative’s Warrants, and up to 101,250 Units or up to 202,500 Ordinary Shares and/or up to 303,750 Warrants issuable to the underwriters pursuant to their option to purchase additional Units or Shares and/or Warrants. We understand that the Units are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement to be entered into by and among the Company and the several underwriters substantially in the form to be filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the agreement governing the Warrants (the “Warrant Agreement”), the Warrants, the Units and the Representative’s Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Israel. To the extent that the obligations of the Company under the Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that (i) VStock Transfer, LLC (the “Warrant Agent”) is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, the Warrant Agreement; (ii) the Warrant Agent will be in compliance with all applicable laws and regulations, with respect to acting as an agent under the Warrant Agreement; and (iii) the Warrant Agreement will be the valid and binding agreement of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Warrant Agreement, and each of the Warrants, the Units and the Representative’s Warrants, if and when issued and paid for in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, will be valid and binding obligations of the Company.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and
Sullivan & Worcester LLP